Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

E-centives, Inc.

Bethesda, MD

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69276 and 333-58244) of E-centives, Inc. of our report dated March 23, 2007, relating to the financial statements, which appears in this Form 10-KSB.

/s/ BDO Seidman, LLP

Bethesda, MD

March 30, 2007